UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2010

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32217	33-0599368
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

4350 Executive Drive, Suite #100, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

On January 6, 2010, InfoSonics Corporation, a Maryland corporation and it subsidiaries (the “Company”), entered into an Addendum to Distribution Agreement (the “Addendum”) with Samsung Electronics Argentina S.A. (“SEASA”) that allows the Company to continue to distribute Samsung wireless telecommunications devices and related accessories to carriers, retailers and agents in Argentina and Uruguay.  The Addendum has an expiration date of December 31, 2010 and amends the Company’s current Distribution Agreement with SEASA.

The description of the Addendum above does not purport to be complete and is qualified in its entirety by reference to the Addendum itself, which is filed as an exhibit to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Addendum to Distribution Agreement by and between InfoSonics Corporation and Samsung Electronics Argentina S.A. effective as of January 6, 2010.
99.1	Press release issued by the Company on January 12, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Roger Laungani
Roger Laungani
Date: January 12, 2010	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Addendum to Distribution Agreement by and between InfoSonics Corporation and Samsung Electronics Argentina S.A. effective as of January 1, 2010.
99.1	Press release issued by the Company on January 12, 2010.